10.0.2627;EXHIBIT 3(i).8

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EQUITY AU, INC.


Pursuant to the provisions of the Delaware  General  Corporation Law, Equity AU,
Inc.,  adopts  the  following   Certificate  Amendment  to  its  Certificate  of
Incorporation:

FIRST: The name of the Corporation is Equity Technologies & Resources, Inc.

SECOND: The following amendment to the Certificate of Incorporation of the Corporation was adopted by resolution provided by the shareholders on the 1st day of August, 2002, in the manner prescribed by the Delaware General Corporation Law:

         Article 4 of the Certificate of Incorporation, as amended, of Equity Technologies & Resources, Inc., is hereby repealed and amended by substitution of the following Article Four (4):


                                    ARTICLE 4

     The aggregate number of shares of Common Stock, Class A, which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, with a par value of $.0001.

     The  aggregate  number  of  shares  of  Common  Stock,  Class B,  which the
Corporation shall have authority to issue is One Hundred Thousand (100,000) shares, with a par value of $.01.

     The aggregate number of shares of Preferred Stock, Class A, non-voting, which the Corporation shall have authority to issue is Two Million (2,000,000) shares, with a par value of $.001.

     The aggregate number of shares of Preferred Stock, Class B, non-voting, which the Corporation shall have authority to issue is Three Hundred Thousand (300,000) shares, with a par value of $.001.

     The aggregate number of shares of Preferred Stock, Class C, non-voting, which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares, with a par value of $.001.

THIRD: The date of adoption of the amendment by the shareholders was August 1, 2002 and the date of adoption of the amendment by the Board of Directors was August 1, 2002.

FOURTH: The number of shares voted for the amendment by the holders of the outstanding shares of common stock was sufficient for the approval of the amendment.

FIFTH: The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be effected as follows.

SIXTH : The manner in which such amendments effects a change in the amount of stated capital and the amount of stated capital changed by such amendments is as follows.

         The amount of stated capital is being decreased from $99,900 (99,900,000 x $.001) to $30,000 (300,000,000 x $.0001) and, from
         $2,000,000  (2,000,000  x $1.00) to $2,000  (2,000,ooo  x $ .001)
         and,  from  $300,000  (300,000 x $1.00) to $300 (300,000 x $.001)
         and, from $100,000 (100,000 x $1.00) to $100 (100,000 x $.001).

IN WITNESS WHEREOF, Equity Technologies & Resources, Inc., has caused this Certificate of Amendment to the Certificate of Incorporation to be executed this 1st day of August, 2002.

EQUITY TECHNOLOGIES & RESOURCES, INC.
a Delaware Corporation

By:  (x) Frank G. Dickey, Jr.
    ----------------------------------------
         Frank G. Dickey, Jr., President


ATTEST:

Laura G. White
-- ---------------
Laura G. White, Secretary




THE STATE OF KENTUCKY)
                                    ) SCT.
COUNTY OF FAYETTE)

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Kentucky, on this day personally appeared Frank G. Dickey, President of Equity Technologies & Resources, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, and as the act and deed of such corporation, for the purposes and consideration therein expressed, and in the capacity therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 1st day of August, 2002.

My Commission Expires: July 2005
                 -------------------

                                       /s/Lisa A. Taylor
                                       -----------------------------------
                                       Notary Public, State of Kentucky


                                       Lisa A. Taylor
                                       -----------------------------------
                                       (Printed/Typed Name of Notary)